Exhibit 10.53

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

Effective June 27, 2012, the Compensation and Stock Option Committee of the Board of Directors of Worthington Industries, Inc. (the “Registrant”) approved the base salaries for the named executive officers identified below, which base salaries became effective June 27, 2012.

Name and Principal Position	Base Salary
John P. McConnell
Chairman of the Board and Chief Executive Officer of the Registrant	$625,000

George P. Stoe
Chief Operating Officer and President of the Registrant	$400,000

B. Andrew Rose
Vice President – Chief Financial Officer of the Registrant	$450,000

Mark A. Russell
President – The Worthington Steel Company until July 31, 2012; to become President and Chief Operating Officer of the Registrant effective August 1, 2012	$500,000

Virgil L. Winland
Senior Vice President – Manufacturing	$325,000

George P. Stoe will serve as President and Chief Operating Officer of the Registrant until July 31, 2012, when he will retire from those positions. Effective August 1, 2012, he will become Director of International Business Development of the Registrant and Non-Executive Chairman of Angus-Palm.